SHENZHEN CC POWER CORPORATION

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Page

Condensed Balance Sheet of Shenzhen CC Power Corporation as of June 30, 2011(unaudited) and Condensed Consolidated Balance Sheet of Shenzhen CC Power Corporation and its Affiliate as of December 31, 2010	F-1

Condensed Statements of Operations and Comprehensive Income (Loss) of Shenzhen CC Power Corporation for the three and six months ended June 20, 2011 and 2010(unaudited)	F-2

Condensed Statement of Cash Flows for the six months ended June 30, 2011 and 2010 (unaudited)	F-3

Notes to Unaudited Condensed Financial Statements	F-4 - F-17

SHENZHEN CC POWER CORPORATION
CONDENSED BALANCE SHEET OF SHENZHEN CC POWER CORPORATION AS OF JUNE 30,
2011 (WITH COMPARATIVE CONSOLIDATED INFORMATION ABOUT SHENZHEN CC POWER
CORPORATION AND ITS AFFILIATE AS OF DECEMBER 31, 2010)

	June 30,	December 31,
	2011	2010
ASSETS	(unaudited)
Current Assets:

Cash	$48,923	$46,259
Trade accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	1,136	1,421
Other receivables, net of allowance for doubtful accounts of $3,411 and $10,156, respectively	5,320	21,935
Amount due from shareholder	-	30,693
Inventory, net of allowance of $0 and $7,435, respectively	-	15,381
Deferred income taxes	-	3,559
Total Current Assets	55,379	119,248

Equity investment in affiliated company	35,061	-
Property and Equipment, net of accumulated depreciation of $75,326 and $80,009, respectively	23,421	44,408
Deferred income taxes	-	14,831
Total Assets	$113,861	$178,487

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:

Advances from customers	$1,392	$1,507
Other payables and accrued expenses	17,100	8,964
Other taxes payable	803	9,134
Deferred revenue	14,166	33,102
Total Current Liabilities	33,461	52,707

Deferred revenue	4,366	11,280
Total Liabilities	37,827	63,987

CC Power's Shareholders' Equity

Registered capital	345,864	345,864
Accumulated deficit	(297,337)	(296,430)
Accumulated other comprehensive income	27,507	22,798
Total CC Power's Shareholders' Equity	76,034	72,232
Non-controlling interest	-	42,268

TOTAL SHAREHOLDERS' EQUITY	76,034	114,500
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$113,861	$178,487

The accompanying notes are an integral part of the condensed financial statements

SHENZHEN CC POWER CORPORATION
CONDENSED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Internet accelerator software	$4,598	$36,000	$39,186	$43,380

Cost of Revenue
Internet accelerator software	14,813	16,927	28,987	30,637
Business tax and surcharges	904	1,902	2,156	2,228
	15,717	18,829	31,143	32,865
Gross Profit	(11,119)	17,171	8,043	10,515

Operating Expenses:

Selling expenses	3,407	10,705	7,248	13,827
General and administrative expenses	3,419	5,387	7,115	13,942
Research and development expenses	6,030	8,611	9,648	17,209
Total Operating Expenses	12,856	24,703	24,011	44,978
Loss from Operations	(23,975)	(7,532)	(15,968)	(34,463)
Other Income/ (Expenses):
Interest income	-	64	-	73
Interest expense	-	(73)	-	(73)
Other expense	393	-	(145)	-
Total Other Income /(Expenses)	393	(9)	(145)	-

Loss Before Income Tax	(23,582)	(7,541)	(16,113)	(34,463)
Income tax expense	-	-	-	-

Loss from continuing operation	$(23,582)	(7,541)	$(16,113)	(34,463)

Discontinued Operation:

Income from discontinued operation	5,148	9,914	4,067	12,267
Gain on disposal of interest in subsidiary	8,900	-	8,900	-
Income attributable to Non-controlling Interest	2,058	3,966	1,626	4,907
Net income from discontinued operation	11,990	5,948	11,341	7,360

Net Loss attributable to CC Power	$(11,592)	$(1,593)	$(4,772)	$(27,103)

Net Loss attributable to CC Power:
Loss from continuing operations	$(23,582)	$(7,541)	$(16,113)	$(34,463)

Income from discontinued operations	14,048	9,914	12,967	12,267
Income attributable to non-controlling interest	2,058	3,966	1,626	4,907
Net income from discontinued operation attributable to CC Power	11,990	5,948	11,341	7,360
Net loss attributable to CC Power	$(11,592)	$(1,593)	$(4,772)	$(27,103)

Net (Loss)/Income	$(9,534)	$2,373	$(3,146)	$(22,196)
Foreign currency translation adjustment	555	1,343	4,709	469
Comprehensive Income attributable to Non- controlling interest	5,007	7,716	1,424	5,139
Comprehensive Income (Loss)	$(3,972)	$11,432	$2,987	$(16,588)

The accompanying notes are an integral part of the condensed financial statements

SHENZHEN CC POWER CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	June 30,
	2011	2010

Cash Flows from Operating Activities:
Net ( Loss)	$(3,146)	$(22,196)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,060	8,606
Gain on disposal of interest in subsidiary	(9,698)	-
Deferred income taxes	1,355	315
Change in allowance for inventory obsolescence	-	1,962
Changes in current assets and liabilities:
Trade accounts receivable, net	312	(11,412)
Other receivable and prepayment	(6,223)	(88)
Inventory	2,218	-
Advances from customers	529	(34,510)
Tax payable	(7,859)	(782)
Other payables and accrued expenses	13,876	(14,014)
Deferred revenue	(26,483)	62,728

Net Cash Provided By/ (Used In) Operating Activities	(27,058)	(9,391)

Cash Flows from Investing Activities:
Purchase of property, and equipment, net of value added tax refunds received	-	(636)

Proceeds from disposal of ownership interest in affiliate	38,222	-

Loss of controlling financial interest in affiliate	(41,283)	-

Net Cash Used In Investing Activities	(3,061)	(636)

Cash Flows from Financing Activities:
Amount due from shareholder	30,979	-

Net Cash Provided By Financing Activities	30,979	-

Effect of Exchange Rate Changes on Cash	1,805	484

Net Change in Cash	2,664	(9,543)
Cash at Beginning of Period	46,259	98,150
Cash at End of Period	$48,923	88,607

Supplemental Cash Flow Information
Cash paid during the period for interest	$-	-
Cash paid during the period for income taxes	$-	$-

The accompanying notes are an integral part of the condensed financial statements

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

1. Organization and Nature of Business

Shenzhen CC Power Corporation (“CC Power’, the Company) is a Chinese enterprise organized in the People’s Republic of China (“PRC”) on March 13, 2003 in accordance with the Laws of the People’s Republic of China. The required registered capital of the Company was approximately $1,547,149 (RMB 10,000,000) and as of June 30, 2011, the Company has paid up $345,864 (RMB2, 526,000).

CC Power’s principal activity is the design, testing sale and support of software to support mobile internet applications on cellular phones, smart phones, tablets and mobile computers in China. The principal product designed and built by CC Power is its Mach 5 Accelerator. This product has been independently tested by all 3mobile phone carriers in China and accesses the internet 5 times faster than with other mobile browsers. The speed of the Mach 5 browser enables CC Power to develop other mobile software that can leverage off the Mach 5 products speed of processing. In order to support CC Power products the Company has built a series of server locations throughout China. CC Power sells its products to corporations directly, to individual users via the company’s website and retail locations, through distribution agents and through all three mobile phone carriers in China.

CC Power had a 60% equity interest in Shenzhen Nanovision Technology Ltd. (“Nanovision”) as of December 31, 2010. Nanovision was established in PRC on August 15, 2007. The registered capital of Nanovision is $136,909 (RMB1,000,000). Nanovision is in the business of developing software for CCD image calibration and LCD inspection used in industrial automation for the automation of quality control and verification processes. The software is used for high accuracy measurement related to CCD camera and lens distortion and uses algorithms to clarify video images. Nanovision also sell calibration panel used in machinery to automate the quality control and verification process and provides technical consultation service to corporations Nanovision uses similar compression technologies utilized by CC Power. There are two shareholders in Nanovision, with CC Power having the majority interest as of December 31, 2010. CC Power and Nanovision have a common shareholder, Mr. Ryan Ge, who held 5% and 40% ownership interest in CC Power and Nanovision, respectively, as of December 31, 2010. On June 15, 2011, CC Power sold 25% of its ownership in Nanovision. After the disposition, CC Power retains 35% ownership interest in Nanovision as of June 30, 2011.

In March 2011, Mr. Ryan Ge sold his 5% ownership in CC Power to the other shareholder, Grace Wang. Ms. Wang holds 100% ownership interest in CC Power as of June 30, 2011.

2. Summary of Significant Accounting Policies

(a) Basis of presentation

The accompanying unaudited condensed financial statements of the Company and its subsidiaries at June 30, 2011 and for the three and six months ended June 30, 2011 and 2010 reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented. Operating results for the three and six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011. The accompanying condensed financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended December 31, 2010. The Company follows the same accounting policies in the preparation of interim reports.

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied. The condensed balance sheet and statements of operations include the accounts of CC Power as of June 30, 2011 and for the three and six months periods ended June 30, 2011 and 2010, respectively, with comparative consolidated information about CC Power andNanovision as of December 31, 2010. All significant inter-company balances and transactions have been eliminated in consolidation.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2. Summary of Significant Accounting Policies - Continued

(b) Use of estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

Significant Estimates
These financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation of property, plant and equipment, the valuation allowance for deferred taxes. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

(c) Revenue recognition

Our sources of revenues include: (1) internet accelerator software, which includes new software license revenues and software plus hardware and maintenance arrangements; (2) calibration panels, which includes the sale of calibration panel; and (3) technical consulting services, which include consulting service to third party companies relating to improving the accuracy of machinery equipment

We evaluate revenue recognition based on the criteria set forth in FASB ASC 985-605, Software: Revenue Recognition and Staff Accounting Bulletin (“ SAB” ) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104, Revenue Recognition.

Revenue Recognition for Software Products (Software Elements)
New software license revenues represent fees earned from granting customers licenses to download our software products that aim at improving the internet connection speed of the mobile phone, computers or servers. The basis for software license revenue recognition is substantially governed by the accounting guidance contained in ASC 985-605, Software-Revenue Recognition. For software license that do not require significant modification or customization of the underlying software, we recognize new software license revenues when: (1) we enter into a legally binding arrangement with a customer for the license of software; (2) we deliver the products; (3) the sale price is fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is probable. Revenues that are not recognized at the time of sale because the foregoing conditions are not met are recognized when those conditions are subsequently met.

Our software license arrangements do not include acceptance provisions, software license updates or product support contracts.

Revenue Recognition for Multiple-Element Arrangements – Software Products and Software Related Services
(Software Arrangements)
We enter into arrangements with customers that purchase software related products that include one to three year product support service and a short training session (referred to as software related multiple-element arrangements). Such software related multiple-element arrangements include the sale of our software products, and product support contracts whereby software license delivery is followed by the subsequent delivery of the other elements. Our software license arrangements include acceptance provisions. We recognize revenue upon the receipt of written customer acceptance. The vast majority of our software license arrangements include software license updates and product support contracts. Software license updates provide customers with rights to unspecified software product upgrades during the term of the support period. Product support includes telephone access to technical support personnel or on-site support. For those software related multiple-element arrangements, we recognized revenue pursuant to ASC 985-605. Since we are unable to determine the fair value of the selling price for the undelivered elements in a multiple-element arrangement, which is the product support service and training, the entire arrangement consideration is deferred and is recognized ratably over the term of the arrangement, typically one year to three years.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2. Summary of Significant Accounting Policies - Continued

(c) Revenue recognition

Revenue Recognition for Multiple-Element Arrangements – Arrangements with Software and Hardware Elements
We also enter into multiple-element arrangements that may include a combination of our software installed in the hardware products we purchased from third parties and service offerings including purchased hardware , new software licenses, installation of the software in the hardware and one to three years product support. We adopted Accounting Standards Update (“ASU”) 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This guidance modifies the fair value requirements of FASB ASC subtopic 605-25, Revenue Recognition-Multiple Element Arrangements, by allowing the use of the “best estimate of selling price” in addition to vendor-specific objective evidence and third-party evidence for determining the selling price of a deliverable for non-software arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence, (b) third-party evidence, or (c) estimated selling price. In addition, the residual method of allocating arrangement consideration is no longer permitted. In such arrangements, we first allocate the total arrangement consideration based on the relative selling prices of the software group of elements as a whole and to the hardware elements. We recognize the hardware element considerations upon delivery of the hardware. The consideration allocated to the software group which includes the software element and the product support is recognized in according to the software arrangements policy as described above.

Revenue Recognition for Calibration Panel Sales and Technical Consulting Service
The Company recognizes revenues from the sale of products and service when they are realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Revenues are not recognized until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied. In the case of technical consulting service, revenues are recognized when the service has been provided. The Company is subject to VAT which is levied on majority of the Company’s products at the rate of 3% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales. Input VAT paid is recoverable from output VAT charged to customers.

(d) Cost of Revenue

Cost of revenue on internet accelerator software sales primarily consists of direct labor of technical staff, depreciation of computer equipment, and overhead associated with the technical department.

Cost of revenue on calibration panel sales consists primarily of costs of raw materials and cost of outsourced manufacturing process.

Cost of revenue on technical consulting service primarily consists of technical staff’s salary and benefits.

(e) Credit risk

The Company may be exposed to credit risk from its cash and fixed deposits at bank. No allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2. Summary of Significant Accounting Policies - Continued

(j)Equity investment in affiliated company

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an Investee depends on an evaluation of several factors including, among others, representation on the investee company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company. Under the equity method of accounting, an Investee company’s accounts are not reflected within the Company’s balance sheets and statements of income and other comprehensive income; however, the Company’s share of the earnings or losses of the Investee company is reflected in the caption “Earnings (loss) on equity investment” in the statements of income and other comprehensive income. The Company’s carrying value in an equity method Investee company is reflected in the caption “Equity Investment in Affiliated Company” in the Company’s balance sheets.

When the Company’s carrying value in an equity method investee company is reduced to zero, no further losses are recorded in the Company’s financial statements unless the Company guaranteed obligations of the investee company or has committed additional funding. When the investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

(k) Fair Value of Financial Instruments

FASB accounting standards require disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts payable, accruals and other payables, the carrying amounts approximate fair value because of the near term maturities of such obligations.

(m) Patents

The Company has three patents as listed in the table below relating to its internet accelerator software products. Fees related to registering these patents were insignificant and have been expensed as incurred.

Patent	Register Number	Issued By
Mach5 Internet Acceleration Software V.6.0	2007SR09253	National Copyright Administration of PRC
Mach5 Enterprise Acceleration Software V.3.3	2009SR058767	National Copyright Administration of PRC
Mach5 Web Browser Software	2010SR001089	National Copyright Administration of PRC

(n) Research and development and Software Development Costs

All research and development costs are expensed as incurred. Software development costs eligible for capitalization under ASC 985-20, Software-Costs of Software to be Sold, Leased or Marketed, were not material to our condensed financial statements for the three and six months ended June 30, 2011 and 2010. Research and development expenses amounted to $6,030 and $8,611 for three months ended June 30, 2011 and 2010, respectively, and were included in general and administrative expenses. Research and development expenses amounted to $9,648 and $17,209 for the six months ended June 30, 2011 and 2010, respectively, and were included in general and administrative expenses.

(o) Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2. Summary of Significant Accounting Policies - Continued

(p) Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

(q) Foreign currency translation

Assets and liabilities of the Company with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Shareholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the financial statements were as follows:

June 30, 2011
Balance sheet	RMB 6.46350 to US $1.00
Statement of income and other comprehensive income	RMB 6.54080 to US $1.00

June 30, 2010
Balance sheet	RMB 6.78886 to US $1.00
Statement of income and other comprehensive income	RMB 6.83475 to US $1.00

December 31, 2010
Balance sheet	RMB 6.60180 to US $1.00
Statement of income and other comprehensive income	RMB 6.76960 to US $1.00

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

(r) Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the state pension plan,, the Company does not provide any other post-retirement or post-employment benefits.

(t) Statutory surplus reserve

In accordance with the relevant laws and regulations of the PRC and the articles of associations of the Company, CC Power is required to allocate 10% of its net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve, on an annual basis. When the balance of such reserve reaches 50% of the respective registered capital, any further allocation is optional.

The statutory surplus reserves can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balances of the reserve after such conversion is not less than 25% of registered capital. The statutory surplus reserve is non-distributable.

There are no statutory reserves as of June 30, 2011 and 2010 because the Company has been incurring losses.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2. Summary of Significant Accounting Policies - Continued

Recently Adopted Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820), Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. The adoption of this standard did not have a material impact to the Company’s financial position or results of operations.

Recently Issued Accounting Pronouncements

On May 12, 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2011-04 (“ASU 2011-04”), Fair Value Measurement (Topic 820) Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. ASU 2011-04 completes a major project of the boards’ joint work to improve IFRS and US GAAP and to bring about their convergence. For US GAAP, ASU 2011-04 will supersede most of the guidance in Topic 820, although many of the changes are clarifications of existing guidance or wording changes to align with IFRS 13. It also reflects the FASB’s consideration of the different characteristics of public and non-public entities and the needs of users of their financial statements. ASU 2011-04 will be effective for public entities for interim and annual periods beginning after December 15, 2011, and should be applied prospectively. The adoption of this accounting standard is not expected to have a material effect on the Company’s condensed financial statements.

On June 16, 2011, FASB issued Accounting Standards Update 2011-05 (“ASU 2011-05”), Comprehensive Income (Topic 220)-Presentation of Comprehensive Income. ASU 2011-05 eliminates the current option to report other comprehensive income and its components in the statement of changes in equity, and requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments in ASU 2011-05 should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this accounting standard is not expected to have a material effect on the Company’s condensed financial statements.

3. Going Concern

The Company has incurred significant continuing losses during the six months ended June 30, 2011 and has an accumulated deficit at June 30, 2011 and has relied on the Company’s registered capital to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. As of June 30, 2011, the Company had limited cash resources and management plans to complete a reverse merger with a shell and continued its efforts to raise additional funds through debt or equity offerings.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

4. Property and Equipment, net

Property, plant and equipment, net consist of the following:

	June 30,	December 31,
	2011	2010

Equipment	$51,543	$50,465
Motor vehicles	-	23,478
Office equipment	45,357	48,666
Software	1,847	1,808
	98,747	124,417
Less: Accumulated depreciation	(75,326)	(80,009)
Property and equipment, net	$23,421	$44,408

During the three months ended June 30, 2011, depreciation expense amounted to $2,537, of which $1,688 and $849 were recorded as cost of revenue and general and administrative expense, respectively.

During the three months ended June 30, 2010, depreciation expense amounted to $5,377, of which $2,280 and $3,097 were recorded as cost of revenue and general and administrative expense, respectively.

During the six months ended June 30, 2011, depreciation expense amounted to $8,060, of which $4,080 and $3,980 were recorded as cost of revenue and general and administrative expense, respectively.

During the six months ended June 30, 2010, depreciation expense amounted to $8,606, of which $4,570 and $4,036 were recorded as cost of revenue and general and administrative expense, respectively.

5. Amount Due From Shareholder

	June 30,	December 31,
	2011	2010

Amount due from shareholder	$-	$30,693

The amount due from a shareholder as of December 31, 2010 is unsecured with no stated interest or repayment terms; the amount was repaid by June 30, 2011.

6. Equity Investment in Affiliated Company and Deconsolidation of Subsidiary

On June 15, 2011, CC Power sold 25% of its ownership in Nanovision to an unrelated party for RMB 250,000 and recorded a gain on disposal of equity interest in subsidiary of $8,900 for the three and six months ended June 30, 2011 and 2010. After the disposition, CC Power retains 35% ownership interest in Nanovision as of June 30, 2011. The fair value of our 35% retained interest approximates the pro-rata share of the net asset value of Nanovision as of the date of disposal, which is approximately $35,000. The Company recognized a gain of $8,900 on the transaction.

Despite CC Power has no continue involvement in the operation of Nanovision, it retains voting rights and 35% ownership interest in Nanovision and therefore has significant influence on Nanovision. As such, CC Power accounts for its investment in Nanovision under the equity method as of June 30, 2011. Net income on this investment using the equity method was $- for the period from June 15, 2011 to June 30, 2011.

Prior to the disposition of the 25% equity interest in Nanovision, CC Power held 60% equity interest in Nanovision. As of December 31, 2010 and for the three and six months ended June 30, 2010, and for the period from April 1, 2011 to June 15, 2011, January 1, 2011 to June 15, 2011, Nanovision was consolidated with CC Power.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

6. Equity Investment in Affiliated Company and Deconsolidation of Subsidiary - Continued

The results of operations for Nanovision, which includes the calibration panel sales segment and the technical consulting service segment, are reported as a discontinued operation and the accompanying condensed statements of operations have been reclassified for all prior periods to report the operating results of Nanovision.

The following are the summarized results of discontinued operations for Nanovision for the three and six months ended June 30, 2011 and 2010.

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net revenues	$46,917	$50,060	$84,032	$82,196
Total cost of sales and expenses	43,390	40,615	78,610	69,614
Gain on disposal of discontinued operation	8,900	-	8,900	-
Income before tax	12,427	9,445	14,322	12,582
Income tax expense (benefits)	(1,621)	(469)	1,355	315

Income from discontinued operation	$14,048	$9,914	$12,967	$12,267

The major classes of assets and liabilities of the discontinued operations on the balance sheet are as follows:

	June 30,	December 31,
	2011	2010

ASSETS

Cash	$41,776	$37,425
Other receivables, net	23,383	15,319
Inventory, net	13,465	15,381
Deferred income tax assets	3,636	3,559

Current assets of discontinued operation	$82,260	$71,684

Property and equipment, net	$13,780	$15,191
Deferred income tax assets	13,777	14,831
Non-current assets of discontinued operation	$27,557	$30,022

LIABILITIES

Advances from customers	$682	$144
Other payables and accrued expenses	6,669	5,271

Current liabilities of discontinued operation	$7,351	$5,415

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

7. Deferred Revenue

Deferred revenue represents deferred internet accelerator license revenue over the maintenance period of one to three years for our multiple element arrangements (Note 2c). Deferred revenue included on the balance sheets as of June 30, 2011 and December 31, 2010 is as follow:

	June 30,	December 31,
	2011	2010
Deferred revenue:
Current	$14,166	$33,102
Non-current	4,366	11,280
Total	$18,532	$44,382

The table below sets forth the deferred revenue activities during the six months ended June 30, 2011 and 2010:

	For the six months ended June 30,
	2011	2010

Deferred revenue, balance at beginning of period	$44,382	$49,078
Add: Payments received from customers during the six months	10,965	103,938
Less: Revenue earned during the six months	(36,815)	(40,509)

Deferred revenue, balance at end of period	$18,532	$112,507

8. Income Tax

The Company incorporated in PRC is subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws (“EIT Law”). The Company locates in Shenzhen, a special economic region, where companies are allowed to gradually phase into the 25% statutory tax rate. The Company’s statutory income tax rate was 22% and 20% for 2010 and 2009, respectively. For 2011 the statutory income tax rate will be 24% and the rate will be 25% for 2012 and thereafter.

The Company uses the asset and liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

The Company has no income tax expense for the three and six months ended June 30, 2011 and 2010 because it has incurred loss before tax from continuing operation.

The Company applied the provisions of ASC 740.10.50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. ASC 740.10.50 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740.10.50 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the statements of operation. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

8. Income Tax - Continued

The following table sets forth the components of deferred income taxes as of June 30, 2011 and December 31, 2010:

	As of
	June 30,	December 31,
	2011	2010
Deferred tax assets:
Net operating losses	$69,298	$69,157
Deferred revenue	4,633	13,615
Allowance for doubtful accounts	853	2,539
Allowance for excess and obsolete inventory	-	1,855
	74,784	87,166
Valuation allowance	(74,784)	(68,776)
Deferred tax assets, net	$-	$18,390

As of June 30, 2011, the Company incurred $275,988 of net operating losses carry forwards available to offset future taxable income and will begin to expire in 2013, if unutilized. We provided for a full valuation allowance against the deferred tax assets of $74,784 on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future for CC Power.

The change in valuation allowance for the six months ended June 30, 2011 and 2010 was $6,008 and $35,042, respectively.

The Company did not recognize any interest or penalties related to unrecognized tax benefits for the three and six months ended June 30, 2011 and 2010.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

9. Employee Benefits

The Company contributes to a state pension scheme organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan was $1,033 and $1,154 for the three months ended June 30, 2011 and 2010, respectively. The compensation expense related to this plan was $2,146 and $ 2,801 for the six months ended June 30, 2011 and 2010, respectively.

10. Commitments and Contingencies

Operating commitments:

Operating commitment consists of the lease for office space under operating lease agreement which expire in August 2011.

Operating lease agreement generally contains renewal options that may be exercised at the Company’s discretion after the completion of the terms. The Company's obligations under operating lease are as follows:

Period ending June 30 2011	$6,204
Thereafter	-
Total minimum payment	$6,204

The Company incurred rental expenses of $5,914 and $4,169 for the three months ended June 30, 2011 and 2010, respectively, and are included in general and administrative expenses.

The Company incurred rental expenses of $11,742 and $8,340for the three months ended June 30, 2011 and 2010, respectively, and are included in general and administrative expenses.

11. Concentrations, Risks, and Uncertainties

(a) Customer Concentrations

The Company has the following concentrations of business with each customer constituting greater than 10% of the Company’s gross sales:

	For Three Months Ended		For Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Customer A	*	82.9%	77.9%	70.8%
Customer B	84.2%	9.5%	17.8%	16.1%
Customer C	15.8%	*	*	*

* Constitutes less than 10% of the Company’s gross sales.

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

(b) Supplier Concentrations

The Company did not have supplier concentration constituting greater than 10% of the purchases of the Company for three and six months ended June 30, 2011 and 2010, respectively.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

12. Operating Risk

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

13 Subsequent Event

Reverse Merger

On August 30, 2011 (the “Closing Date”), XcelMobility Inc., a Nevada corporation (the “Registrant,” “Company” or “Xcel”), closed a voluntary share exchange transaction with CC Mobility Limited, a company organized under the laws of Hong Kong (“CC Mobility”) and the shareholders of CC Mobility (“Selling Shareholders”) pursuant to a Share Exchange Agreement dated July 5, 2011 (the “Exchange Agreement”) by and among Xcel, CC Mobility, the Selling Shareholders and Shenzhen CC Power Corporation (“CC Power”), a company organized under the laws of the People’ Republic of China (“PRC”).

In accordance with the terms of Exchange Agreement, on the Closing Date, Xcel issued 30,300,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of CC Mobility (the “Exchange Transaction”). As a result of the Exchange Transaction, the Selling Shareholders acquired 50.5% of Xcel’s issued and outstanding common stock, CC Mobility became Xcel’s wholly-owned subsidiary, and Xcel acquired the business and operations of CC Mobility and CC Power.

For accounting purposes, the merger transaction is being accounted for as a reverse merger. The transaction has been treated as a recapitalization of CC Mobility and its subsidiaries, with Xcel (the legal acquirer of CC Mobility and its subsidiaries) considered the accounting acquiree and CC Mobility whose management took control of Xcel (the legal acquiree of CC Mobility) considered the accounting acquirer.

Disposal of Ownership Interest in Nanovision

In August 2011, CC Power disposed its remaining 35% ownership interest in Nanovision to Grace Wang, sole shareholder of CC Power for proceeds totaled RMB 350,000. After the disposition, CC Power has no ownership interest and no involvement in Nanovision.

14. Unaudited Pro-Forma Financial Information

The accompanying unaudited pro forma financial information for the financial statements for the interim period ended June 30, 2011 and 2010 present the historical financial information of the accounting acquirer. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

The following represents condensed pro forma revenue and earnings information for the three months period ended June 30, 2011 and 2010 as if the acquisition of XcelMobility Inc. and the recapitalization had occurred on the beginning of each of the periods.

SHENZHEN CC POWER CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

	Unaudited, Pro forma
	Three Months Ended
	June 30,	June 30,
	2011	2010

Revenues	$4,598	$36,000

Net (Loss) applicable to common shareholders	$(431,468)	$(304,137)

Loss per share	$(0.01)	$(0.01)

Weighted Average Shares Outstanding	60,000,000	60,000,000

The unaudited, pro forma information depicted above reflect the impacts of expenses for a total of $300,000 incurred in connection with the recapitalization.